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                                                                   EXHIBIT 10.54

                               FIRST AMENDMENT TO
                    REAL ESTATE PURCHASE AND SALE AGREEMENT
                    ---------------------------------------

     THIS FIRST AMENDMENT (this "Amendment") is made and entered into as of this 18th day of November, 1997, by and between THE CLASSIC AT WEST PALM BEACH LIMITED PARTNERSHIP, a Florida limited partnership ("Seller") and BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation ("Purchaser").

                                    RECITALS
                                    --------

     A. Purchaser and Seller have entered into a Real Estate Purchase and Sale Agreement dated July 29, 1997 (the "Original Agreement").

     B. Purchaser and Seller desire to amend the Original Agreement on the terms and conditions herein contained.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Original Agreement and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree as follows:

     1. Definitions. All capitalized terms used herein and not herein defined shall have the meanings ascribed to such terms in the Original Agreement. The term "Agreement" when used hereafter shall mean the Original Agreement as hereby amended.

     2. Closing Date. In the definition of Closing Date in Section 1.02 of the Original Agreement delete clause (a) and insert in lieu thereof the following language:

          "(a) the date set forth in a notice from Purchaser to Seller at least five (5) Business Days following the date of such notice, but in no event later than December 31, 1997,"

Notwithstanding any other provisions of the Agreement, including, without limitation, the provisions of Section 13.01, in no event shall the Closing Date be after December 31, 1997.

     3. Conditions Precedent. Purchaser hereby waives the conditions to closing set forth in Sections 5.01(i), 5.01(ii) and 5.01(v) of the Agreement.

     4.   Purchase Price and Earnest Money.

     (a) Section 2.01 of the Original Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

          "2.01 Purchaser agrees to pay or cause to be paid to Seller, as the purchase price for the Property (the "Purchase Price"), the sum of Twenty Eight Million and No/100 Dollars ($28,000,000.00), plus or minus net prorations, adjustments and credits as herein provided, in cash by wire transfer or other immediately available funds."
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All references in the Original Agreement to the Loan, the Loan Documents, the
Mortgage, the Mortgagee and the Note are hereby deleted except as provided in paragraph 4(b) of this Amendment.

     (b) In addition to those costs to be paid by Purchaser pursuant to Section 8.04(ii) Purchaser shall pay the prepayment fee or premium charged by the Mortgagee pursuant to the terms of the Note upon prepayment in full of the Loan at Closing together with any fees payable to the Mortgagee in connection with the proposed assumption of the Loan.

     (c) As a condition to the effectiveness of this Amendment, within two (2) Business Days following the date of this Amendment, Purchaser and Seller shall cause the Title Insurer to deliver the Earnest Money to Seller. Seller shall hold the Earnest Money pursuant to the terms of the Agreement. Section 2.03 is hereby deleted. At Closing, the Earnest Money shall be applied to the Purchase Price; or, on December 31, 1997, if Closing has not occurred, the Earnest Money shall be returned to Purchaser or retained by Seller as provided in the Agreement.

     5.   Miscellaneous.

     A. The Original Agreement as hereby amended is hereby ratified and confirmed and shall remain unmodified and in full force and effect except as herein expressly amended.

     B. This Amendment may be executed in multiple counterparts (no one of which need contain the signatures of more than one party hereto so long as each party hereto executes at least one such counterpart), each of which shall be deemed an original and all of which, when taken together, shall constitute and be one and the same instrument.

     C. The paragraph headings of this Amendment and the captions of the exhibits attached hereto are for convenience only and are not intended, and shall not be construed to alter, limit or enlarge in any way the scope or meaning of the language contained in this Amendment and exhibits attached hereto.

     D. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

     E. This Amendment shall extend to, be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives, subject in the case of Purchaser, to the limitations set forth in Section 17 of the Agreement.

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     IN WITNESS WHEREOF, the parties hereto have executed or caused this
Amendment to be executed and delivered on their behalf as of the day and year first written.

PURCHASER:                          SELLER:

BROOKDALE LIVING COMMUNITIES,       THE CLASSIC AT WEST PALM BEACH
INC., a Delaware corporation        LIMITED PARTNERSHIP, a Florida
                                    limited partnership


By: /s/ Darryl W. Copeland, Jr.     By:  Greystone Classic, Inc., a
   ----------------------------          Virginia corporation
Name: Darryl W. Copeland, Jr.       Its: Sole General Partner
     --------------------------
Title: Executive Vice President
      -------------------------

                                    By: /s/ Stephen Rosenberg
                                       -----------------------------
                                    Name: Stephen Rosenberg
                                         ---------------------------
                                    Title: President
                                          --------------------------

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